Exhibit 10.4(b)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

This LICENSE AGREEMENT (the “Agreement”) is made and entered into as of March 1, 2020 (the “Effective Date”) by and between:
PROTHENA BIOSCIENCES LIMITED, an Irish limited company with a principal place of business at 77 Sir Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, Ireland (“Prothena”), and
F. HOFFMANN-LA ROCHE LTD, a Swiss corporation with a principal place of business at Grenzacherstrasse 124, 4070 Basel, Switzerland (“Roche”), on the other hand.
Prothena and Roche are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
RECITALS

WHEREAS, the Parties and certain of their Affiliates are parties to that certain License, Development and Commercialization Agreement dated December 11, 2013 (the “Collaboration Agreement”);

WHEREAS, Roche is desirous of obtaining certain rights from Prothena for diagnostic purposes beyond the rights granted under the Collaboration Agreement;

WHEREAS, Prothena is willing to grant a non-exclusive license to Roche under the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement and intending to be legally bound, the Parties agree as follows:

1.	DEFINITIONS.
As used herein, the following terms shall have the following meanings:
1.1    “Affiliate” means a corporation, partnership, trust or other entity that directly, or indirectly through one or more intermediates, controls, is controlled by or is under common control with a specified Party but only for so long as such relationship exists. For such purposes, “control”, “controlled by”, and “under common control with” shall mean the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting equity, voting member or partnership interests, control of a majority of the board of directors or other similar body, by contract, or otherwise. In the case of a corporation, the direct or indirect ownership of fifty percent (50%) or more of its outstanding voting shares or the ability otherwise to elect a majority of the board of directors or other managing authority of the entity shall in any event be presumptively deemed to confer control, it being understood that the direct or indirect ownership of a lesser percentage of such shares shall not necessarily preclude the existence of control. For the purpose of this Agreement, Chugai Pharmaceutical Co., Ltd, 1-1, Nihonbashi-Muromachi 2-chome, Chuo-ku, Tokyo, 103-8324, Japan (“Chugai”) shall not be deemed an Affiliate of Roche, unless Roche provides written notice to Prothena of its desire to include Chugai as an Affiliate of Roche.
1.2    “Collaboration” means the research, development and commercialization activities conducted by the Parties pursuant to the Collaboration Agreement.
1.3    “Confidential Information” means any and all technical, business or other information or materials that are deemed confidential or proprietary to or by a Party and are disclosed or provided by such Party to the other Party under or in connection with this Agreement, whether disclosed or provided in oral, written, graphic, or electronic form, which may include trade secrets, processes, formulae, data, know-how, improvements, inventions, chemical or biological materials, chemical structures, techniques, clinical, sublicensing and marketing and other development and/or commercialization plans, strategies, customer lists, Royalty reports, or other information in whatever form. The terms and conditions of this Agreement shall be considered the Confidential Information of both Parties.
1.4    “Exploit” or “Exploited” means to research, develop, commercialize, make, import, use, sell, distribute, market or offer for sale a product or process and to have any of the foregoing done.
1.5     “Field” means in vitro testing for research use, exploratory use, or as a clinical diagnostic for use in the diagnosis and/or on-going evaluation of a disease or medical condition, including the use in prediction and/or monitoring of a response to a therapeutic agent, prognostic use, and use as an in vitro diagnostic.
1.6    “First Commercial Sale” means, with respect to a Product, the first commercial sale in an arm’s length transaction by Roche or its Affiliates to a Third Party, including any final sale to a distributor or wholesaler under any non-conditional sale arrangement, of such Product in the Territory.
1.7    “Invention” means any and all inventions conceived or reduced to practice by or on behalf of either Party or its Affiliates arising directly from activities performed under or contemplated by this Agreement.
1.8    “Licensed Know-How” means [***], and technical information related thereto.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.9    “Licensed Patents” means (a) the Patents and Patent Applications listed in Schedule 1.9, (b) any Patents that issue from the Patent Applications of (a), and (c) any Patents and Patent Applications that claim priority to the Patents and/or Patent Applications of (a) and/or (b).
1.10    “Licensed Technology” means Licensed Know-How and Licensed Patents.
1.11    “Net Sales” means, with respect to any Product, the gross amounts invoiced by Roche and its Affiliates, for all sales or other disposition of such Product in the Territory to a Third Party for commercial use, commencing with the First Commercial Sale of such Product, less the following deductions solely to the extent incurred or allowed with respect to such sales, and solely to the extent such deductions are in accordance with IFRS:
(a)    charge-back payments, rebates, and fees granted or paid to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers, in all cases in customary and reasonable amounts;
(b)    credits or allowances actually granted upon damaged goods, rejections, or returns of such Product, including returns of such Product in connection with recalls or withdrawals; and
(c)    [***] deductions for Sales Expenses in the amount of [***] and Reagent Rental Expenses in the amount of [***].
In the event one or more Product(s) is/are sold together with one or more other product(s) at a single price (such combination is hereinafter referred to as “Combination Product”), such single price shall be allocated among the Product(s) and the other product(s) in the Combination Product based on the market price for such products when sold separately. If any such product is not being sold alone with a market price, Prothena and Roche shall agree upon a fair market price for that product. Solely this price agreed upon shall be used to calculate Net Sales. For the purpose of this Section 1.11, “Reagent Rental Expenses” means [***] deduction of fees for all services which are included in reagent prices such as instrument service costs, instrument depreciation, finance costs, disposables and rental fees. For the purpose of this Section 1.11, “Sales Expenses” shall mean [***] deduction in lieu of deductions for actual expenses of Roche or its Affiliates such as for (a) tariffs, duties and taxes imposed upon the production, sale, delivery or use of Product(s) (excluding taxes that are separately invoiced to end users, distributors or agents) and (b) distribution and other customary expenses, such as freight, transportation and insurance expenses and for (c) cash discounts, retroactive price reductions or credits to customers on account of settlement of complaint.
1.12    “Patent” means (a) letters patent (or other equivalent legal instrument), including without limitation utility and design patents, extensions, substitutions, registrations, confirmations,

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

reissues, re-examinations or renewals thereof, and (b) all foreign or international equivalents of any of the foregoing in any country.
1.13     “Patent Application” means (a) an application for letters patent, including without limitation a provisional application, a non-provisional application, a reissue application, a re-examination application, a continuation application, a continued prosecution application, a continuation-in-part application, a divisional application or any equivalent thereof that is pending at any time during the Term before a government patent agency, and (b) all foreign or international equivalents of any of the foregoing in any country.
1.14    “Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, governmental authority, association, or other entity
1.15    “Product” means any product or assay [***].
1.16    “Territory” means worldwide.
1.17    “Third Party” means any Person other than Roche, Prothena, and their respective Affiliates.
1.18    “Valid Claim” means with respect to any country, a claim of (a) an unexpired issued Patent to the extent such claim has not been revoked or held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and which claim has not been admitted to be invalid or unenforceable through reissue, reexamination, disclaimer, or otherwise in the relevant country, or (b) a Patent Application pending [***] in the relevant country, provided that, for clarity, any claim of a Patent Application that is pending [***], as applicable, shall become a Valid Claim if it later issues and otherwise falls within subsection (a).

2.	LICENSE GRANT
2.1    License to Roche. Subject to the terms and conditions of this Agreement, Prothena hereby grants to Roche and its Affiliates a non-exclusive, royalty-bearing license, with no right to sublicense under the Licensed Technology to Exploit Products in the Field in the Territory.
2.2     Acknowledgement. Roche shall, on the Product, as well as in any global scientific or marketing publication, include a statement that [***] is licensed from Prothena. In addition, Roche shall make reasonable efforts to include such statement in any other scientific or marketing publication, poster or presentation.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

2.3    No Implied Rights. No right or license under any intellectual property rights is granted or will be granted by either Party by implication. All rights or licenses are or will be granted only as expressly provided in this Agreement. For clarity, Roche and its Affiliates are not granted any rights to Exploit therapeutic products [***] by way of this Agreement.
3.    PAYMENTS
3.1        Annual Fee. In consideration for the licenses granted and the Licensed Know-How provided to Roche under this Agreement, Roche shall pay Prothena an annual fee of [***], with the first payment due [***] after the Effective Date and subsequent annual payments due [***] the Effective Date. The annual fee shall be [***].
3.2    Royalty. In consideration for the licenses granted and the Licensed Know-How provided to Roche under this Agreement, Roche shall pay Prothena during the Royalty Term a [***] royalty (collectively, “Royalty”) of [***] of aggregate annual Net Sales of Products by Roche, its Affiliates, or its Sublicensees.
3.3        Royalty Term. Royalties will be paid under Section 3.2, commencing on First Commercial Sale of such Product until the latest of: (a) [***]; and (b) [***] (the “Royalty Term”).
3.4        Know-How Royalty. the Royalty due under Section 3.2 shall be reduced [***] at any time at which no Valid Claim in the Licensed Patents covers the sale of such Product.
3.5        Third Party Royalty Offset. If Roche, in its reasonable judgment, determines that it is required to obtain a license from any Third Party in order to avoid infringement of a Patent owned or Controlled by a Third Party in connection with Roche’s manufacture or commercialization of a Product, (b) such Patent [***], and (c) Roche is required to pay to such Third Party any royalties in consideration for the grant or maintenance of such license (“Third Party Royalty”), then, subject to Section 3.6, the amounts that would otherwise have been payable as a Royalty under Section 3.2 shall be reduced by [***].
3.6        Royalty Floor. Notwithstanding the foregoing, in no event shall the application of Section 3.4 and Section 3.5 reduce the royalties due under Section 3.2 below [***] of the amount that would otherwise be due on Net Sales of a Product in any country.
3.7        Royalty Reports. During the Term following the First Commercial Sale of any Product, within [***] after the end of each calendar quarter, Roche will pay to Prothena the Royalty payable for such calendar quarter. After such calendar quarter, Roche will provide to Prothena for such calendar quarter, on a Product-by-Product and country-by-country basis, written reports of the information in (a)-(d) below within [***], showing actual amounts:

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(a)    the gross amount invoiced for and the amounts received and the Net Sales resulting from sales of Products sold by Roche, its Affiliates, during such calendar quarter reporting period, including the specific deductions applies in the calculation of such Net Sales amounts;
(b)    the Royalty which will have accrued hereunder with respect to such Net Sales;
(c)    withholding taxes, if any, required by applicable law to be deducted with respect to such royalties; and
(d)    the rate of exchange used by Roche in determining the amounts payable hereunder in U.S. dollars.
If no Royalty is due for any calendar quarter hereunder, Roche will so report to Prothena such fact. Roche will keep, and will require its Affiliates to keep (all in accordance with GAAP, consistently applied), complete and accurate records in sufficient detail to enable the Royalty payable hereunder to be determined for a period of [***] from the end of the [***] to which they pertain.
3.8    Audits. Upon Prothena’s written request and not more than [***], Roche will permit an independent certified public accounting firm selected by Prothena, at Prothena’s expense, to have access during normal business hours to such records of Roche as may be necessary or reasonably useful to verify the accuracy of the payment reports made and the amounts owed to Prothena under this Agreement for any [***] ending not more than [***] prior to the date of such request. Prothena will provide Roche with a copy of such accounting firm’s written report within [***] after completion of such report. If such accounting firm concludes that an overpayment or underpayment was made with respect to amounts paid by Roche to Prothena under this Agreement, then the owing Party will pay to the other Party the amount due within [***] after the date Prothena delivers to Roche such accounting firm’s written report so concluding, and any accrued interest as determined in accordance with Section 3.11 from the date such overpayment was paid or such underpayment was originally due, as applicable, until payment thereof. Prothena will bear the full cost of such audit unless such audit discloses that the additional payment payable by Roche for the audited period is [***] of the amount of the payments due for that audited period, in which case Roche will pay the reasonable documented fees and expenses charged by the accounting firm.
3.9    Currency of Payments. All payments under this Agreement will be made in U.S. dollars by wire transfer of immediately available funds into an account designated by Prothena. Net Sales outside of the U.S. will be first determined in the currency in which they are earned and will then be converted into an amount in U.S. dollars in accordance with GAAP for the applicable reporting period.
3.10    Taxes. The royalties and annual fees payable by Roche to Prothena pursuant to this Agreement shall not be reduced on account of taxes unless required by applicable laws. Roche shall

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

deduct or withhold from the payments any taxes that it is required by applicable laws to deduct or withhold and shall cooperate with and assist Prothena in obtaining any reduction or elimination of withholding tax to which Prothena may be entitled under any applicable tax treaty or otherwise under applicable laws.
3.11    Interest Due. Roche will pay Prothena interest on any payments that are not paid on or before the date such payments are due under this Agreement to the extent permitted by applicable law at [***] per cent above the average one month Euro Interbank Offered Rate (“EURIBOR”) as reported by Reuters from time to time, calculated based on the total number of days payment is delinquent.

4.	MATERIAL TRANSFER
4.1    Within thirty (30) days after receipt of the first annual fee payment pursuant to Section 3.1, Prothena shall deliver to Roche the following Licensed Know-How: [***] and any relevant technical information to assist Roche [***]. Roche shall disclose to Prothena any results from [***] conducted by or on behalf of Roche and Prothena may use such information for any and all purposes.
4.2    The [***], as well as any and all [***] (collectively the “Materials”) are proprietary and belong to, and are solely owned by, Prothena. Roche agrees that the Materials shall only be used within the Field (the “Purpose”) and for no other purpose. Roche shall not transfer any Materials to any Third Party without the prior written approval of Prothena. Information related to the Materials are the Confidential Information of Prothena.
4.3    Roche hereby covenants that it shall not attempt to [***] of Materials and agrees not to make derivatives or modifications of the Materials except as needed for the Purpose. Roche acknowledges that the Materials have not been approved for human use and agrees that the Materials will not be administered to humans. Roche will comply with all applicable laws and regulations relating to the Materials.
4.4    THE MATERIALS ARE EXPERIMENTAL IN NATURE AND THE MATERIALS AND INFORMATION RELATING THERETO ARE PROVIDED “AS IS” AND WITHOUT WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND WARRANTY OF NON-INFRINGEMENT OF ANY PROPRIETARY RIGHT OF A THIRD PARTY. Notwithstanding the foregoing, in the event that the Materials delivered to Roche are defective or not in accordance with the agreed quality, Prothena agrees to provide [***] on request by Roche.
4.5        Roche agrees that any use of the Materials by, through or on behalf of Roche for any purpose other than the Purpose or not otherwise authorized under this Agreement or the Collaboration Agreement will be deemed to be a material breach of this Agreement (“Material Breach”). All

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

information, inventions, improvements, and discoveries, whether or not patentable, conceived, reduced to practice, made, observed or developed by or on behalf of Roche, solely or jointly with others, as a result of a Material Breach, together with any intellectual property rights therein (“Material Breach IP”) shall be owned solely and exclusively by Prothena. The Material Breach IP shall be the Confidential Information of Prothena. Roche shall promptly and fully disclose all Material Breach IP to Prothena, whether or not patentable. Roche shall, and hereby does, assign to Prothena, without further consideration, all of Roche’s right, title and interest in and to all Material Breach IP. Upon Prothena’s request and at Prothena’s sole expense, Roche shall cause its employees and agents to perform all acts necessary to reasonably assist Prothena in perfecting its rights in Material Breach IP.

5.	CONFIDENTIALITY
5.1    Nondisclosure. Each Party agrees that, during the Term and for a period of [***] (or, for any trade secret, for so long as the Disclosing Party maintains such trade secret as a trade secret), a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) will (a) maintain in confidence such Confidential Information, (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted in this Article 5, and (c) not use such Confidential Information for any purpose except those expressly permitted by this Agreement.
5.2    Exceptions. The obligations under Section 5.1 will not apply with respect to any portion of Confidential Information of a Disclosing Party that the Receiving Party can show by competent evidence:
(a)    at the time of disclosure to Receiving Party is in the public domain;
(b)    after disclosure, becomes part of the public domain by publication or otherwise, except by breach of this Agreement by the Receiving Party;
(c)    was (a) in the Receiving Party’s possession at the time of disclosure by the Disclosing Party hereunder without any obligation to keep it confidential or any restriction on its use or (b) subsequently and independently developed by the Receiving Party’s employees who had no knowledge of and who did not use, rely on or refer to any of Disclosing Party’s Confidential Information, in each case as shown by Receiving Party’s records; or
(d)    is received by the Receiving Party from a Third Party who has the lawful right to disclose such Confidential Information and who has not obtained such Confidential Information either directly or indirectly from the Disclosing Party.
5.3    Authorized Disclosure. To the extent (and only to the extent) that it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, the

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Receiving Party may disclose Confidential Information belonging to the Disclosing Party in the following instances:
(a)    preparing, filing, prosecuting, and/or maintaining patent applications to the extent permitted in this Agreement;
(b)    to the extent required in connection with prosecuting or defending litigation;
(c)    subject to Section 5.4, to the extent required by applicable laws (including the rules and regulations of the U.S. Securities and Exchange Commission or any national securities exchange) and with judicial process; and
(d)    to Affiliates in connection with the performance of this Agreement and solely on a need-to-know basis; to potential or actual collaborators, who prior to disclosure must be bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 5; or employees, independent contractors or agents, in connection with the performance of this Agreement, each of whom prior to disclosure must be bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 5; provided, however, that the Receiving Party will remain responsible for any failure by any person who receives Confidential Information pursuant to this Section 5.3(d) to treat such Confidential Information as required under this Article 5.
(e)    If and whenever any Confidential Information is disclosed in accordance with this Section 5.3, such disclosure will not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than in breach of this Agreement). Where reasonably possible and subject to Section 5.4, the Receiving Party will notify the Disclosing Party in writing of the Receiving Party’s intent to make such disclosure pursuant to Sections 5.3(a)–5.3(c) sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action appropriate to protect the confidentiality of the information while still permitting such disclosure, and the Receiving Party will cooperate with the Disclosing Party in such efforts.
5.4    Required Disclosure. A Receiving Party may disclose Confidential Information of the Disclosing Party to the extent such disclosure is required pursuant to interrogatories, judicial requests for information or documents, subpoena, civil investigative demand issued by a court or governmental authority or as otherwise required by applicable law (including the rules and regulations of the U.S. Securities and Exchange Commission or any national securities exchange); provided, however, that the Receiving Party will notify the Disclosing Party promptly in writing upon receipt thereof, giving (where practicable) the Disclosing Party sufficient advance notice to permit it to oppose, limit or seek a

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

protective order or confidential treatment for such disclosure; and provided, further, that the Receiving Party will furnish only that portion of the Confidential Information so required to be disclosed.
6.     INTELLECTUAL PROPERTY RIGHTS
6.1    Existing Intellectual Property. Other than as expressly provided in this Agreement, neither Party grants any right, title, or interest in any Confidential Information, Patent, Patent Application, or other intellectual property right Controlled by such Party to the other Party.
6.2    Ownership of Inventions. Ownership of all Inventions shall [***]. Notwithstanding the foregoing, and subject to Section 4.5, the rights of the Parties with regard to any Invention outside the Field shall be governed by the Collaboration Agreement.
6.3    Patent Filings, Prosecution and Maintenance. Prothena shall have the sole right at its sole expense, but not the obligation, to prepare, file, prosecute, and maintain all Licensed Patents.
6.4    Enforcement Against Infringement by Third Parties. Subject to the terms and conditions of the Collaboration Agreement, neither Party shall have any obligation to the other Party to enforce any Licensed Technology against any Third Party infringer.
6.5    Defense of Infringement Claims by Third Parties. If the research, development, manufacture, use, sale or commercialization of Products pursuant to this Agreement results in a claim, action, suit, or proceeding that such activity infringes or misappropriates the Patents or other intellectual property rights of a Third Party (an “Infringement Claim”), the Party to this Agreement first having notice of such shall promptly notify the other Party in writing. The notice shall set forth the facts of the Infringement Claim in reasonable detail.
7.    TERM AND TERMINATION
7.1    Term and Expiration. The term of this Agreement will commence on the Effective Date, and will end upon the expiration of the Royalty Term, unless sooner terminated in accordance with any of Sections 7.2-7.5, or as otherwise agreed in writing by the Parties (the “Term”).
7.2    Termination by Roche. Roche may terminate this Agreement for any or no reason upon ninety (90) days prior written notice to Prothena.
7.3    Termination for Material Breach. If either Party believes the other is in material breach of an obligation under this Agreement, it may give notice of such breach to the other Party, which other Party shall have ninety (90) days in which to remedy such breach. If such alleged breach is not remedied in the time period set forth above, the non-breaching Party shall be entitled, without prejudice to any other rights conferred on it by this Agreement, and in addition to any other remedies available to it by

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

law or in equity, to terminate this Agreement, either in its entirety or on a Product-by-Product basis, upon further written notice to the other Party.
7.4    Termination for Insolvency. To the extent permitted under applicable law, a Party may terminate this Agreement upon written notice to the other Party on or after the occurrence of any of the following events: (a) the appointment of a trustee, receiver, or custodian for all or substantially all of the property of the other Party, or for any lesser portion of such property, if the result materially and adversely affects the ability of the other Party to fulfill its obligations hereunder, which appointment is not dismissed within [***], (b) the determination by a court or tribunal of competent jurisdiction that the other Party is insolvent, (c) the filing of a petition for relief in bankruptcy by the other Party on its own behalf, or the filing of any such petition against the other Party if the proceeding is not dismissed or withdrawn within [***] thereafter, (d) an assignment by the other Party for the benefit of creditors, or (e) the dissolution or liquidation of the other Party.
7.5    Termination for Patent Challenge. To the extent legally permissible, Prothena shall have the right to terminate this Agreement immediately upon written notice if Roche or its Affiliate challenges in a court of competent jurisdiction, the validity, scope or enforceability of, or otherwise opposes, any Patent included in the Licensed Patents in the Territory.
7.6    Effect of Expiration or Termination of Agreement. Upon expiration or termination of this Agreement for any reason:
(a)    subject to (d) below all licenses granted herein shall terminate
(b)    subject to (d) below Roche shall return or destroy, and shall instruct its Affiliates to return or destroy, at Prothena’s sole discretion and instruction, [***], and any and all remaining Licensed Know-How; and
(c)    Neither Party will be relieved of any obligation that accrued prior to the effective date of such termination. All amounts due or payable to Prothena that were accrued prior to the effective date of termination will remain due and payable. Except as otherwise expressly provided herein, no additional amounts will be payable based on events occurring after the effective date of termination; provided that the foregoing will not be deemed to limit either Party’s indemnification obligations under this Agreement for acts or omissions incurring prior to the effective date of such termination that are the subject of such indemnification even if the indemnification amount cannot be accrued or determined as of the effective date of such termination.
(d)    if this Agreement expires in accordance with section 7.1, the license granted in accordance with section 2.1 shall be converted to an irrevocable, non-exclusive, royalty-free license

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

to the Licensed Technology to Exploit Products in the Field in the Territory and Roche and its Affiliates may retain the [***].
8.    WARRANTIES AND INDEMNIFICATION
8.1    Prothena and Roche (each, a “Representing Party”) each hereby represents and warrants to each other, as of the Effective Date, as set forth below:
(a)    Such Representing Party is a corporation duly organized and subsisting under the laws of its jurisdiction of organization.
(b)    Such Representing Party has the power, authority, and legal right, and is free, to enter into this Agreement and, in so doing, shall not violate any other agreement to which it is a party as of the Effective Date.
8.2    DISCLAIMER OF WARRANTY. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY PROVIDES ANY WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, REGARDING THE LICENSED PRODUCTS AND EACH PARTY HEREBY DISCLAIMS ALL OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND FREEDOM FROM INFRINGEMENT OF THIRD PARTY RIGHTS.
8.3    LIMITATION OF LIABILITY. WITHOUT LIMITING A PARTY’S INDEMNIFICATION OBLIGATIONS HEREUNDER, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR WITH RESPECT TO A PARTY’S PERFORMANCE OR NON-PERFORMANCE HEREUNDER.
8.4    Indemnification. Roche will, hold harmless, and defend Prothena and its officers, employees, and agents against any and all [***] claims or suits for losses, damages, costs, fees and expenses resulting from, or arising out of the Exploitation of the Products by Roche or its Affiliates, except to the extent arising from the negligence or willful misconduct of Prothena or Prothena’s breach of this Agreement. Prothena shall notify Roche in writing of any claim or suit brought under this Section 8.4. Roche will not settle any claim against Prothena without Prothena’s written consent where (a) such settlement would include any admission of liability or admission of wrongdoing on the part of Prothena, (b) such settlement would impose any restriction on Prothena’s conduct of any of its activities, or (c) such settlement would not include an unconditional release of Prothena from all liability for claims that are the subject matter of the settled claim.
9.    DISPUTE RESOLUTION

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

9.1    Exclusive Dispute Resolution Mechanism. Except as otherwise provided in this Agreement, the procedures set forth in this Article 9 shall be the exclusive mechanism for resolving any dispute between the Parties that may arise from time to time that cannot be resolved through good faith negotiation between the Parties.
9.2    Resolution by Executives. In the event of any dispute, either Party may, by written notice to the other Party, refer such dispute for attempted resolution by the Chief Executive Officer of Prothena and Head of Global Licensing, Diagnostics or his/her designees (the “Executives”). In the event the Executives of each Party are unable to resolve the dispute within [***] after receiving notice of the dispute (or such longer period as the Parties may mutually agree upon), then each Party may, at its sole discretion, seek resolution of such Dispute in accordance with Section 9.3.
9.3    Arbitration.
(f)    Except as set forth in Section 9.4 or Section 9.5, any dispute that is not resolved pursuant to Section 9.2 shall be exclusively and finally settled by binding arbitration pursuant to this Section 9.3.
(g)    Any such arbitration shall be conducted in [***], unless otherwise agreed to by the Parties in writing. Each arbitration shall be administered by the [***], and shall be conducted in accordance with the Commercial Arbitration Rules of [***] (the “Rules”), as such Rules may be amended from time to time, or modified by this Section 9.3 or by agreement of the Parties. At any applicable hearing, the Parties may present testimony (either by live witness or deposition) and documentary evidence and have the right to be represented by counsel. The [***] shall apply to any and all matters submitted to final and binding arbitration under this Agreement.
(h)    Within [***] after receipt of an arbitration notice from a Party, the Parties shall attempt in good faith to agree on a single neutral arbitrator with relevant industry experience to conduct such arbitration. If the Parties do not agree on a single neutral arbitrator within [***] after receipt of an arbitration notice, each Party shall select one (1) arbitrator and the two (2) Party-selected arbitrators shall select a third arbitrator with relevant industry experience to constitute a panel of three (3) arbitrators to conduct the arbitration in accordance with the Rules. In the event that only one of the Parties selects an arbitrator, then such arbitrator shall be entitled to act as the sole arbitrator to resolve the dispute and all unresolved issues subject to such arbitration. Each and every arbitrator of the arbitration panel conducting the arbitration must and shall agree to render an opinion within [***] after the final hearing before the panel.
(i)    The decision or award of the arbitrator(s) shall be final, binding, and incontestable and may be used as a basis for judgment thereon in any jurisdiction. The arbitrator(s) shall, upon the request of any Party, issue a written opinion of the findings of fact and conclusions of law and shall

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

deliver a copy to each of the Parties. Each Party shall bear its own costs and attorney’s fees, and the Parties shall equally bear the fees, costs, and expenses of the arbitrator(s) and the arbitration proceedings; provided, however, that the arbitrator(s) may exercise discretion to award costs, including without limitation attorney’s fees, to the prevailing Party. Without limiting any other remedies that may be available under applicable laws, the arbitrator(s) shall have no authority to award provisional remedies of any nature whatsoever, or special, punitive, indirect, incidental, consequential, or any other similar form of damages (including without limitation damages resulting from loss of use, loss of profits, interruption or loss of business).
(j)    The Parties undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another Party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a Party by legal duty, the rules and regulations of any stock exchange or quotation services on which such Party’s stock is traded or quoted, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority.
(k)    Unless otherwise agreed in writing, the Parties will continue to perform their respective obligations under this Agreement during any arbitration or court proceeding.
9.4    Preliminary Injunctions. Notwithstanding anything in this Agreement to the contrary, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the arbitrator(s) on the ultimate merits of any dispute.
9.5    Patent Disputes. Notwithstanding anything in this Agreement to the contrary, any and all issues regarding the scope, construction, validity, and enforceability of any Patent or Patent Application in a country within the Territory shall be determined in a court or other governmental authority of competent jurisdiction under the applicable patent laws of such country.

1.	MISCELLANEOUS
10.1     Agency. Neither Party is, nor shall be deemed to be, an employee, agent, co-venturer or legal representative of the other Party for any purpose. Neither Party shall be entitled to enter into any contracts in the name of, or on behalf of the other Party, nor shall either Party be entitled to pledge the credit of the other Party in any way or hold itself out as having the authority to do so.
10.2     Performance by Affiliates. The Parties recognize that each Party may perform some or all of its obligations under this Agreement through Affiliates; provided, however, that each Party shall remain responsible for the performance of its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

10.3Assignment. Roche may not assign this Agreement nor any interest hereunder, nor delegate any obligation, without the prior written consent of Prothena. Prothena may assign this Agreement or any interest hereunder or delegate any obligation to (i) an Affiliate of Prothena or for any reason in Prothena’s sole discretion, or (ii) a Third Party in connection with the transfer or sale of all or substantially all of its business related to the subject matter of this Agreement, or in connection with a change in control, merger, acquisition, consolidation or similar transaction, provided any such assignment or delegation does not conflict with Prothena’s obligations under this Agreement. Any assignment not in accordance with this Section 10.3(a) shall be void. This Agreement shall be binding upon and inure to the successors and permitted assignees of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successor’s and permitted assigns to the extent necessary to carry out the intent of this Agreement.
10.4     Force Majeure. Neither Party shall be liable or responsible to the other Party for loss or damages, nor shall it have any right to terminate this Agreement for any default or delay attributable to any event beyond its reasonable control and without its fault or negligence, including without limitation acts of God, acts of government (including injunctions), fire, flood, earthquake, strike, lockout, labor dispute, breakdown of plant, shortage of critical equipment, loss or unavailability of manufacturing facilities or material, casualty or accident, civil commotion, acts of public enemies, acts of terrorism or threat of terrorist acts, blockage or embargo and the like; provided, however, that in each such case the Party affected shall (i) use reasonable efforts to avoid such occurrence and to remedy it promptly and (ii) give prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for [***] thereafter, and the Party receiving notice shall be similarly excused from its respective obligations which it is thereby disabled from performing; provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such cause. Notwithstanding the foregoing, nothing in this Section 10.4 shall excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.
10.5     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally (b) three (3) business days after mailed by registered or certified mail (return receipt requested), postage prepaid, or (c) one (1) business day after sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

If to Prothena:	Prothena Biosciences Limited
77 Sir Rogerson’s Quay, Block C
Grand Canal Docklands, Dublin 2, Ireland
Attention: Director
Facsimile: +353 1 902 3510

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with a copy to:	Prothena Biosciences Inc.
331 Oyster Point Boulevard
South San Francisco, CA 94080, U.S.A.
Attention: Chief Legal Officer
Facsimile: +1 650 837 8560

If to Roche:	F. Hoffmann-La Roche Ltd Licensing Department Diagnostics Grenzacherstrasse 124 4070 Basel
Switzerland

Attention: Legal Department

with a copy to:	Roche Diagnostics International Ltd Legal Department Forrenstrasse 2, 6343 Rotkreuz
Switzerland
10.6     Governing Law. This Agreement shall be governed by and interpreted in accordance with the substantive laws of [***] without regard to its or any other jurisdiction’s choice of law rules.
10.7     Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.
10.8     Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.
10.9     Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Agreement is held to be prohibited by or invalid under applicable laws, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. In the event of such invalidity, the Parties shall seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

10.10     Construction. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement. Except where the context otherwise requires, wherever used the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.
10.11     Entire Agreement; Conflicts. This Agreement, including the exhibits attached hereto, constitutes and contains the complete, final and exclusive understanding and agreement of the Parties with respect to the subject matter hereof, and for the Term expressly supersedes Sections 2.1-2.3, 3.1, 12.3(c), 12.5(b), 12.6(b)-(e), 12.7(b), and 12.7(c) of the Collaboration Agreement with respect to the subject matter hereof. Except as expressly stated herein, the terms and conditions of the Collaboration Agreement remain in full force and effect and shall control in the event of a conflict between the Collaboration Agreement and this Agreement.
10.12    Survival. Expiration or termination of this Agreement for any reason will not (a) release any Party from any obligation that has accrued prior to the effective date of such expiration or termination, (b) preclude any Party from claiming any other damages, compensation, or relief that it may be entitled to upon such expiration or termination, or (c) terminate any right to obtain performance of any obligation provided for in this Agreement that will survive expiration or termination. Without limiting the foregoing, upon expiration or termination of this Agreement, the rights and obligations of the Parties under Articles 1, 5, 6, 9 and 10 and Sections 4.2-4.5, 7.6, 8.3 and 8.4 will survive such expiration or termination.
10.13    Counterparts; Electronic Delivery. This Agreement may be executed simultaneously in two counterparts, either one of which need not contain the signature of more than one Party, but both of which taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement, shall have the same effect as physical delivery of the paper document bearing original signature.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives as set forth below:

PROTHENA BIOSCIENCES LIMITED

By: /s/ Ashley Keating

Name: Ashley Keating

Title: V.P., Technical Operations

F. HOFFMANN-LA ROCHE LTD

By: /s/ Julian Vasilescu

Name: Julian Vasilescu

Title: Licensing Director

By: /s/ Michael de Villiers

Name: Michael de Villiers

Title: Legal Counsel

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Schedule 1.9

Licensed Patents

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.